                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


--------------------------------------------------------------------------------


                              CYTYC CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

    ----------------------------------------------------------------------------

Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               CYTYC CORPORATION
                                85 Swanson Road
                             Boxborough, MA 01719

                           NOTICE OF ANNUAL MEETING
                          TO BE HELD ON MAY 22, 2002

To the Stockholders of Cytyc Corporation:

   Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Cytyc Corporation, a Delaware corporation (the "Company"), will be held at 9:30 a.m., local time, on Wednesday, May 22, 2002, at the Company's Headquarters located at 85 Swanson Road, Boxborough, Massachusetts 01719, to consider and act upon the following proposals:

      1. To elect three directors to Class III of the Company's Board of Directors, each to serve for a term of three years or until his or her successor is elected and qualified.

      2. To ratify the selection of Arthur Andersen LLP, independent certified public accountants, as auditors for the fiscal year ending December 31, 2002.

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   Only stockholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          A. Suzanne Meszner-Eltrich
                                          Secretary

Boxborough, Massachusetts
April 15, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                               CYTYC CORPORATION
                                85 Swanson Road
                             Boxborough, MA 01719

                                PROXY STATEMENT

                                April 15, 2002

   This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Cytyc Corporation, a Delaware corporation (the "Company") for use at the Annual Meeting of the Company's stockholders to be held on Wednesday, May 22, 2002 (the "Annual Meeting") at 9:30 a.m., local time, at the Company's Headquarters located at 85 Swanson Road, Boxborough, Massachusetts 01719, or at any adjournments or postponements thereof. The Company's Summary Annual Report and Form 10-K, which includes financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2001, together with this Proxy Statement, are being mailed on or about April 15, 2002 to all stockholders entitled to vote at the Annual Meeting.

   The Board of Directors has fixed the close of business on April 1, 2002 as the record date (the "Record Date"). Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment thereof. As of the Record Date, an aggregate of 122,370,681 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of this Proxy Statement, above, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

Quorum and Votes Required

   The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from the nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

   Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. On all other matters being submitted to stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

   The persons named as attorneys in the proxies, Patrick J. Sullivan and Robert L. Bowen, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of three Class III Directors, the stockholders will consider and vote upon proposals to ratify the selection of auditors, all as further described in this Proxy Statement. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

   The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each director or nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table on page 11; and (iv) all directors, nominees for director and executive officers of the Company as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719.

   In January 2001, the Company announced a three-for-one stock split in the form of a stock dividend of two shares of Common Stock for each share of Common Stock owned by each of the Company's stockholders of record on February 16, 2001. All share numbers and price information included in this table and elsewhere in this Proxy Statement reflect such stock split.

                                                                                         Amount and
Name and Address                                                                         Nature of   Percentage
of Beneficial Owner                                                                     Ownership(1) of Class(2)
-------------------                                                                     ------------ -----------
Massachusetts Financial Services Company(3)
 500 Boylston Street,
 Boston, MA 02116......................................................................  12,267,076     10.0%
Putnam Investments, LLC(4)
 One Post Office Square
 Boston, Massachusetts 02109...........................................................  10,676,251      8.7%
Patrick J. Sullivan(5).................................................................   1,885,006     1.53%
Daniel J. Levangie(6)..................................................................     798,118        *
Robert L. Bowen(7).....................................................................      67,057        *
A. Suzanne Meszner-Eltrich(8)..........................................................     113,875        *
Walter E. Boomer(9)....................................................................      79,250        *
Marc C. Breslawsky(10).................................................................       7,929        *
Sally W. Crawford(11)..................................................................     114,560        *
William G. Little(12)..................................................................      94,640        *
William H. Longfield(13)...............................................................      33,700        *
Joseph B. Martin, M.D., Ph.D.(14)......................................................      11,743        *
C. William McDaniel(15)................................................................      95,000        *
Anna S. Richo(16)......................................................................      56,780        *
Monroe E. Trout, M.D.(17)..............................................................     348,908        *
All directors, nominees for director and executive officers as a group (15 persons)(18)   4,173,865     3.34%

--------
 * Less than one percent of the outstanding shares of Common Stock.

(1) The persons named in the table have, to the knowledge of the Company, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2) Applicable percentage ownership as of the Record Date is based upon 122,370,681 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date ("presently exercisable stock options") are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3) Information obtained from Schedule 13G/A filed with the Securities and Exchange Commission by Massachusetts Financial Services Company ("MFS") on February 19, 2002. Of these shares, MFS has sole power to vote or direct the vote of 11,339,724 shares and sole power to dispose or to direct the disposition of all of such shares.

(4) Information obtained from Schedule 13G/A filed with the Securities and Exchange Commission by Putnam Investments, LLC and related parties on February 13, 2002. Of these shares, 9,799,538 shares are beneficially owned by Putnam Investment Management, LLC, an investment advisor registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisors Act"); and 876,713 shares are beneficially owned by The Putnam Advisory Company. Putnam Investments, LLC has shared power to vote or direct the vote of 656,284 shares and shared power to dispose or to direct the disposition of all such shares.

(5) Includes 3,365 shares of restricted stock awarded as bonus compensation for fiscal 1999, 2000 and 2001, which shares are subject to transfer and forfeiture restrictions. Also includes 1,021,101 shares issuable pursuant to presently exercisable stock options. Excludes 1,088,999 shares issuable pursuant to stock options that are not presently exercisable.

(6) Includes 1,652 shares of restricted stock awarded as bonus compensation for fiscal 1999, 2000 and 2001, which shares are subject to transfer and forfeiture restrictions. Also includes 630,452 shares issuable pursuant to presently exercisable stock options. Excludes 831,157 shares issuable pursuant to stock options that are not presently exercisable.

(7) Includes 325 shares of restricted stock awarded as bonus compensation for fiscal 2000 and 2001, which shares are subject to transfer and forfeiture restrictions. Also includes 65,001 shares issuable pursuant to presently exercisable stock options. Excludes 234,999 shares issuable pursuant to stock options that are not presently exercisable.

(8) Includes 699 shares of restricted stock awarded as bonus compensation for fiscal 1999, 2000, 2001, which shares are subject to transfer and forfeiture restrictions. Also includes 94,959 shares issuable pursuant to presently exercisable stock options. Excludes 252,998 shares issuable pursuant to stock options that are not presently exercisable.

(9) Includes 78,750 shares issuable pursuant to presently exercisable stock options. Excludes 56,250 shares issuable pursuant to stock options which are not presently exercisable. Also excludes an annual stock award of 1,000 shares which was granted to all non-employee directors of the Company for fiscal 2002, which award accrues at the rate of 1/12 per full month of service and is payable on January 1, 2003 or within 30 days after such non-employee director ceases to be a member of the Board of Directors for any reason other than death or disability ("non-employee director Annual Stock Award"; see "Compensation of Directors"), and 642 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors, whichever comes first, under the Director Compensation Method Plan as deferred compensation (see "Compensation of Directors").

(10) Includes 7,500 shares issuable pursuant to presently exercisable stock options. Excludes 82,500 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award, and 507 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors, whichever comes first, under the Director Compensation Method Plan as deferred compensation.

(11) Includes 48,750 shares issuable pursuant to presently exercisable stock options. Excludes 86,250 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2002.

(12) Includes 48,750 shares issuable pursuant to presently exercisable stock options. Excludes 86,250 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2002 and 9,254 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors, whichever comes first, under the Director Compensation Method Plan as deferred compensation.

(13) Includes 30,000 shares issuable pursuant to presently exercisable stock options. Excludes 60,000 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2002.

(14) Includes 11,250 shares issuable pursuant to presently exercisable stock options. Excludes 123,750 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2002.

(15) Includes 90,000 shares issuable pursuant to presently exercisable stock options. Excludes 105,000 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2002.

(16) Includes 48,750 shares issuable pursuant to presently exercisable stock options. Excludes 86,250 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2002 and 8,935 shares of Common Stock issuable on the first day of the month following termination of service or retirement as a member of the Board of Directors, whichever comes first, under the Director Compensation Method Plan as deferred compensation.

(17) Includes 225,158 shares held by the Trout Family Trust. Also includes 123,750 shares issuable pursuant to presently exercisable stock options. Excludes 56,250 shares issuable pursuant to stock options which are not presently exercisable. Also excludes the non-employee director Annual Stock Award for fiscal 2002. Dr. Trout has announced his retirement from the Board of Directors, effective May 22, 2002. Upon such retirement, Dr. Trout will become Chairman Emeritus.

(18) Includes 2,763,649 shares issuable pursuant to presently exercisable stock options.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   The Board of Directors is currently fixed at eleven (11) members. There are presently ten (10) individuals serving as directors of the Company. The Company's Third Amended and Restated Certificate of Incorporation, as amended, divides the Company's Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms.

   Marc C. Breslawsky, William H. Longfield and Anna S. Richo are Class III directors whose terms expire at this Annual Meeting. Monroe E. Trout, M.D., currently Chairman of the Board and a Class III director, has announced his retirement from the Board of Directors, effective May 22, 2002. Upon such retirement, Dr. Trout will become Chairman Emeritus. The Board is also composed of three (3) Class I directors (Sally W. Crawford, C. William McDaniel and Patrick J. Sullivan), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2003, and three (3) Class II directors (Walter E. Boomer, William G. Little and Joseph B. Martin, M.D., Ph.D.), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2004.

   Three (3) Class III Directors will be elected at this Annual Meeting, each for a term of three years. The Class III nominees, Marc C. Breslawsky, William
H. Longfield and Anna S. Richo, are each currently serving as Class III Directors of the Company. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted FOR the election of all three nominees, to hold office until the Annual Meeting to be held in 2005 or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW

   The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Company, the year each nominee's or director's term will expire and the class of director of each nominee or director:

       Nominee's or Director's Name and                  Position(s)          Year Term  Class of
Year Nominee or Director First Became a Director    Held with the Company    Will Expire Director
------------------------------------------------    ---------------------    ----------- --------
Nominees:
Marc C. Breslawsky (2002)....................... Director                           2002   III
William H. Longfield (2001)..................... Director                           2002   III
Anna S. Richo (1998)............................ Director                           2002   III
Continuing Directors:
Sally W. Crawford (1998)........................ Director                           2003    I
C. William McDaniel (1987)...................... Vice Chairman
                                                   of the Board                     2003    I
Patrick J. Sullivan (1994)...................... Chief Executive Officer,
                                                   Chairman-elect and
                                                   Vice Chairman of
                                                   the Board                        2003    I
Walter E. Boomer (2000)......................... Director                           2004    II
William G. Little (1998)........................ Director                           2004    II
Joseph B. Martin, M.D., Ph.D. (2002)............ Director                           2004    II

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth for each current Class III director and Class III nominee to be elected at the Annual Meeting, the current Class I directors and Class II directors who will continue to serve as directors beyond the Annual Meeting, and the current executive officers of the Company, their ages and present positions with the Company:

Name                          Age                     Position
----                          ---                     --------
Patrick J. Sullivan(4)....... 50  Chief Executive Officer, Chairman-elect and Vice
                                    Chairman of the Board*
Daniel J. Levangie........... 51  President and Chief Operating Officer
Robert L. Bowen.............. 52  Vice President, Chief Financial Officer and
                                    Treasurer
A. Suzanne Meszner-Eltrich... 49  Vice President, Human Resources, General
                                    Counsel and Secretary
James M. Linder, M.D......... 47  Chief Medical Officer
Christopher A. Bleck......... 44  Vice President Commercial Operations
Monroe E. Trout, M.D.(7)..... 71  Chairman of the Board*
C. William McDaniel(3)(4).... 61  Vice Chairman of the Board*
Walter E. Boomer(1)(2)....... 63  Director
Marc C. Breslawsky(4)(6)..... 59  Director
Sally W. Crawford(1)(2)...... 48  Director
William G. Little(3)(5)...... 59  Director
William H. Longfield(3)(8)... 63  Director
Joseph B. Martin, M.D., Ph.D. 63  Director
Anna S. Richo(2)(4).......... 41  Director

--------
 * Dr. Trout has announced his retirement from the Board of Directors, effective May 22, 2002. Upon such retirement, Dr. Trout will become Chairman Emeritus, Mr. Sullivan will become Chairman of the Board and Mr. McDaniel will become Chairman of the Nominating and Corporate Governance Committee.

(1) Member of Compensation Committee
(2) Member of Audit Committee
(3) Member of Nominating and Corporate Governance Committee
(4) Member of Finance Committee
(5) Chairman of Compensation Committee
(6) Chairman of Audit Committee
(7) Chairman of Nominating and Corporate Governance Committee
(8) Chairman of Finance Committee

Directors to be Elected at the Annual Meeting

   Marc C. Breslawsky Mr. Breslawsky became a Director of the Company in January 2002. Since January 2001, he has served as Chairman and Chief Executive Officer of Imagistics International Inc. Prior to joining Imagistics, from 1996 to 2001, he was President and Chief Operating Officer of Pitney Bowes Inc. and a member of the Corporate Management Committee. Mr. Breslawsky is a director of Imagistics International Inc., C.R. Bard, Inc., United Illuminating Company, The Pittston Company, and the Connecticut Business and Industry Association.

   William H. Longfield Mr. Longfield became a director of the Company in June 2001. Since September 1995 he has served as Chairman and Chief Executive Officer of C.R. Bard, Inc., and serves as a member of their board of directors as well as a member of their Executive Committee and Governance Committee. Mr. Longfield also served as President and Chief Executive Officer of C.R. Bard from June 1994 to September 1995 and President and Chief Operating Officer of C.R. Bard from September 1991 to June 1994. He is also a director of Manor Care, Inc., West Pharmaceutical Services, Inc. and Horizon Health Corporation.

   Anna S. Richo Ms. Richo became a director of the Company in January 1998. She is currently Vice President, Law at Baxter Healthcare Corporation, BioScience Division. Ms. Richo has worked in various legal positions with Baxter for the past ten years, including serving as their Chief Litigation Counsel from 1994-1998. She is a member of the Baxter Senior Management Team and serves as an examiner for the Baxter Award for Operational Excellence. Prior to joining Baxter, Ms. Richo was an attorney for The NutraSweet Company.

Non-Employee Directors Whose Terms Extend Beyond the Annual Meeting

   C. William McDaniel Mr. McDaniel became a director of the Company in April 1987 and served as a consultant to the Company from March 1995 to February 1997. In January 2001 he was named Vice Chairman of the Board of Directors. Mr. McDaniel served as a consultant to and a director of CP Ventures, Inc., a venture capital firm, from April 1995 to April 1996 and June 1996, respectively. From 1987 to March 1995, Mr. McDaniel was the President and a director of CP Ventures, Inc.

   Walter E. Boomer Mr. Boomer became a director of the Company in February 2000. Since March 1997 he has served as President and Chief Executive Officer of Rogers Corporation, a specialty materials manufacturer. Prior to joining Rogers, Mr. Boomer was Executive Vice President of McDermott International, Inc., and President of their Babcock and Wilcox Power Generation Group. Mr. Boomer joined the Marine Corps in 1960, where he served until August 1994, achieving the rank of General in August 1986. From August 1992 to August 1994, General Boomer served as Assistant Commandant, the second highest position in the Marine Corps. Mr. Boomer serves as a director of Baxter International Inc., Connecticut Business and Industry Association and Rogers Corporation.

   Sally W. Crawford Ms. Crawford became a director of the Company in January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly-held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company's Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. Ms. Crawford serves as a director of Exact Sciences Corporation and Chittendon Corporation.

   William G. Little Mr. Little became a director of the Company in January 1998. He is currently the Chairman and Chief Executive Officer of West Pharmaceutical Services, Inc. Prior to joining West, Mr. Little served as President of Kendall's Health Care Division, as well as Senior Group Vice President for C.R. Bard, Inc.'s United States Operations, Managing Director and Area Vice President for Bard's European Operations and General Manager of Johnson & Johnson's Patient Care Division in England. Mr. Little currently serves on the Board of Directors for Fox Chase Cancer Center.

   Joseph B. Martin, M.D., Ph.D. Dr. Martin became a director of the Company in January 2002. Since 1997, he has served as the Dean of the Faculty of Medicine, Harvard University. Prior to joining Harvard University, from 1993 to 1997, Dr. Martin was the Chancellor for the University of California, San Francisco. Dr. Martin serves as a director of Scientific Learning Corporation and Baxter International, Inc.

Executive Officers

   Patrick J. Sullivan Mr. Sullivan has served as Chief Executive Officer and as a director of the Company since March 1994. In January 2001 he was named Vice Chairman of the Board of Directors and in January 2002 he was named Chairman-elect. Upon the retirement of Dr. Trout on May 22, 2002, Mr. Sullivan will become Chairman of the Board. From March 1994 until January 2002, Mr. Sullivan also served as President, and from January 1991 to March 1994, Mr. Sullivan served as Vice President of Sales and Marketing. Prior to joining the Company, Mr. Sullivan was employed in several marketing positions for five years by Abbott Laboratories, a diversified healthcare company, and was a consultant with McKinsey and Company, an international management consulting firm. Mr. Sullivan is a graduate of the United States Naval Academy and received an M.B.A. from Harvard University.

   Daniel J. Levangie Mr. Levangie has served as President and Chief Operating Officer since January 2002, having served as Executive Vice President and Chief Operating Officer from February 2001 to January 2002, Senior Vice President from February 2000 to February 2001 and Vice President, Commercial Operations from December 1997 to February 2000. Prior to December 1997, Mr. Levangie served in various positions with the Company, including Vice President of Sales. Prior to joining the Company, from 1975 through 1992, Mr. Levangie held a variety of sales and marketing positions with Abbott Laboratories, a diversified health care company. Mr. Levangie received a B.S. degree in Pharmacy from the College of Pharmacy & Allied Health Sciences of Northeastern University.

   Robert L. Bowen Mr. Bowen joined the Company in December 2000 as Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, from October 1997 to June 2000, Mr. Bowen served as Chief Financial Officer--Europe for Case Corporation, a global supplier of agriculture equipment, construction equipment and financial services. From October 1993 to October 1997, Mr. Bowen was Senior Vice President and Chief Financial Officer for A.W. Chesterton Company, a privately held global manufacturer of fluid sealing products. From 1972 to 1993, Mr. Bowen held various positions with General Electric Company, including Director Finance, GE Lighting Europe, Director Finance, GE Medical Systems Asia, and Senior Vice President Finance, GE Trading Company. Mr. Bowen received an M.B.A. degree from New York University and a B.B.A. (Bachelor of Business Administration) degree from Ohio University.

   A. Suzanne Meszner-Eltrich Ms. Meszner-Eltrich joined the Company as Vice President, Human Resources, General Counsel and Secretary in September 1997. Prior to joining the Company, Ms. Meszner-Eltrich was an independent general counsel and human resources executive for a number of private and public high technology companies in New England, including Pilot Software, Inc. and PC Connection, Inc. From April 1992 through June 1995 she was Vice President, Human Resources and General Counsel of Easel Corporation of Burlington, Massachusetts. Ms. Meszner-Eltrich received her Doctor of Jurisprudence from New England School of Law and a B.A. from Ohio State University.

   James M. Linder, M.D. Dr. Linder became the Company's Chief Medical Officer in January 2002. From May 1996 through January 2002, he served as Consulting Medical Director of the Company. Dr. Linder has been Professor of Pathology and Microbiology at the University of Nebraska Medical Center since 1990 to the present, and was the Interim Dean for the College of Medicine from 1998 through 2000. Dr. Linder trained in Pathology at Duke University and the University of Nebraska, earned his M.D. from the University of Nebraska Medical Center and a B.S. in Biochemistry and Microbiology from Iowa State University. He serves on numerous editorial boards of scientific journals, and as a member of the Council of the United States and Canadian Academy of Pathology.

   Christopher A. Bleck Mr. Bleck joined the Company in December 2001 as Vice President, Commercial Operations. From 1999 to 2001, Mr. Bleck served as Corporate Vice President/General Manager Pediatric Products for Ross Products/Abbott Labs. From 1983 to 1999, Mr. Bleck held several positions with Abbott Labs, including Vice President Managed Care, Vice President Business Development for Abbott International, and President/General Manager Abbott Canada. Mr. Bleck received an M.B.A. from the University of Connecticut, and a B.S. in Pharmacy from the University of Connecticut.

Retiring Director

   Monroe E. Trout, M.D. Dr. Trout became a director of the Company in 1993 and was elected Chairman of the Board of Directors of the Company in January 1998. Dr. Trout has announced his retirement from the Board of Directors, effective May 22, 2002. Upon such retirement, Dr. Trout will become Chairman Emeritus. Following his retirement from American Healthcare Systems ("AmHS"), a major national consortium of more than 1,000 hospitals, in January 1995, Dr. Trout was named Chairman Emeritus of AmHS. Prior to his retirement, from 1986 to January 1995, Dr. Trout held various positions with AmHS, including Chairman, Chief Executive Officer and President. From March 1996 until July 1996, Dr. Trout served as President and Chief Executive Officer of Cytran Inc. Prior to his employment at AmHS, Dr. Trout was a Senior Vice President and a member of the Board of Directors of Sterling Drug, Inc. Dr. Trout serves as a director of Baxter International Inc., the University of California San Diego Foundation, SAIC and Ineedmd, Inc.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors met 10 times and acted by unanimous written consent 5 times during the fiscal year ended December 31, 2001. The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee. During the year ended December 31, 2001, each of the Company's directors attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served.

   The Audit Committee oversees the accounting and financial functions of the Company and periodically meets with the Company's management and independent auditors to review financial and accounting controls and quarterly and annual financial reports. The Audit Committee met 5 times during 2001. Messrs. Breslawsky and Boomer and Mmes. Crawford and Richo are the current members of the Audit Committee, and Mr. Breslawsky serves as Chairman. Alfred J. Battaglia served as Chairman of the Audit Committee until his death in October 2001 and Mr. McDaniel served, on an interim basis, as Chairman of the Audit Committee from October 2001 until January 2002. Mr. Breslawsky joined the Audit Committee as Chairman in January 2002.

   The Compensation Committee determines the compensation of the Company's senior management and administers the Company's stock plans. The Compensation Committee met 5 times and acted by written consent 10 times during 2001. Messrs. Boomer and Little and Ms. Crawford are the current members of the Compensation Committee, and Mr. Little serves as Chairman. Mr. McDaniel served as Chairman of the Compensation Committee until January 2002. Mr. Boomer joined the Compensation Committee in January 2002.

   The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Company as well as consideration of issues relating to the corporate governance of the Company. The Nominating and Corporate Governance Committee met 3 times during 2001. Messrs. Little, Longfield and McDaniel and Dr. Trout are the current members of the Nominating and Corporate Governance Committee and Dr. Trout serves as Chairman. Dr. Trout has announced his retirement from the Board of Directors, effective May 22, 2002. Upon such retirement, Mr. McDaniel will become Chairman. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company.

   The Finance Committee was established by the Board of Directors in January 2002. The Finance Committee is responsible for advising management on financing strategies, securities offerings, acquisitions, divestitures, capital expenditures and similar matters. Messrs. Breslawsky, Longfield, McDaniel and Sullivan and Ms. Richo are the current members of the Finance Committee, and Mr. Longfield serves as Chairman.

     COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

   The following table sets forth the annual and long-term compensation for fiscal years ended December 31, 2001, 2000 and 1999 for (i) the Company's Chief Executive Officer, and (ii) each of the Company's three other most highly compensated executive officers who were serving as executive officers as of December 31, 2001 and whose salary and bonus exceeded $100,000 for fiscal year 2001 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                Long-Term Compensation
                                                    Annual Compensation(1)            Awards(2)
-                                                   ---------------------- --------------------------------
                                                                            Restricted       Securities
                                                                 Bonus     Stock Awards  Underlying Options
Name and Principal Position                  Year    Salary      ($)(3)       ($)(4)       (# of Shares)
---------------------------                 ----     --------    --------  ------------- ------------------
Patrick J. Sullivan........................ 2001    $375,000    $599,989   $      18,908            750,000
 Chief Executive Officer, Vice Chairman and 2000     275,000     514,438          18,739            110,100
 Chairman-elect                             1999     212,000     417,579          20,157            360,000
Daniel J. Levangie......................... 2001    $250,000    $350,005   $      11,349            600,000
 President and Chief Operating Officer      2000     190,019     277,664          11,178            205,500
                                            1999     166,000     166,489           7,868            180,000
Robert L. Bowen............................ 2001    $236,923    $249,996   $       6,849             30,000
 Vice President, Chief Financial Officer    2000(5)        0      25,223             986            120,000
 and Treasurer
A. Suzanne Meszner-Eltrich................. 2001    $175,000    $150,010   $       3,596            150,000
 Vice President, Human Resources,           2000     155,000     125,954           3,945             75,900
 General Counsel and Secretary              1999     144,167      93,528           4,317             90,000

--------
(1) The compensation described in this table does not include medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's total salary and bonus reported in this table.

(2) The Company did not grant any stock appreciation rights or make any long term incentive plan payouts to the Named Executive Officers during the fiscal years ended December 31, 2001, 2000 and 1999.

(3) Includes the value of cash bonus and non-cash bonus in the form of unrestricted bonus shares ("Bonus Shares"), but excludes the value of restricted stock awards, which shares are included in the Restricted Stock Awards column. Bonuses are reported in the year earned even if paid in a subsequent year. Twenty-five percent (25%) of the net bonus amount awarded to each Named Executive Officer for fiscal 1999, 2000 and 2001 was awarded in Bonus Shares (the "Bonus Share Amount"). The number of Bonus Shares awarded was determined by dividing the Bonus Share Amount by the average closing market price of the Company's Common Stock on the Nasdaq National Market over the last ten business days of the fiscal year in which such Bonus Shares were earned, which was $9.22 for Bonus Shares awarded for fiscal 1999, $20.6133 for Bonus Shares awarded for fiscal 2000 and $26.442 for Bonus Shares awarded for fiscal 2001. Bonus shares for fiscal 2001 were awarded in January 2002 to the Named Executive Officers as follows: Mr. Sullivan (3,093), Mr. Levangie (1,856), Mr. Bowen (1,118) and Ms. Meszner-Eltrich (588). The value of Bonus Shares as disclosed in this table is determined by multiplying the number of shares awarded by the closing market price of the Company's Common Stock on the Nasdaq National Market on the date such Bonus Shares were granted, which was $11.604 for Bonus Shares awarded for fiscal 1999, $21.917 for Bonus Shares awarded for fiscal 2000, and $24.46 for Bonus Shares awarded for fiscal 2001.

(4) The number of shares of restricted stock awarded to the Named Executive Officers for fiscal 1999, 2000 and 2001 was equal to 25% of the number of Bonus Shares awarded to such person for such year. Restricted stock awards for fiscal 2001 were awarded in January 2002 to the Named Executive Officers as follows: Mr. Sullivan (773), Mr. Levangie (464), Mr. Bowen (280) and Ms. Meszner-Eltrich (147). Such restricted stock awards are subject to transfer and forfeiture restrictions and vest over a three-year period. Dividends will be paid on such shares when and if declared by the Board of Directors. The value of restricted stock awards as disclosed in this table is determined by multiplying the number of shares awarded by the closing market price of the Company's Common Stock on the Nasdaq National Market on the date such restricted shares were granted, which was $11.604 for restricted shares awarded for fiscal 1999, $21.917 for restricted shares awarded for fiscal 2000 and $24.46 for restricted shares awarded for fiscal 2001. Restricted stock awards are reported in the year earned even if paid in a subsequent year. The following table contains information on the restricted stock held by the Named Executive Officers at December 31, 2001.

                                   Number of Restricted Market Value of
                                      Shares Held at      Restricted
        Name                        December 31, 2001     Shares Held
        ----                       -------------------- ---------------
        Patrick J. Sullivan.......        2,592             $67,651
        Daniel J. Levangie........        1,188              31,007
        Robert L. Bowen...........           45               1,175
        A. Suzanne Meszner-Eltrich          552              14,407

   The market values disclosed in this footnote are determined by multiplying the number of shares by the closing market price of the Company's Common Stock on the Nasdaq National Market on December 31, 2001, which was $26.10.

(5) Mr. Bowen joined the Company on December 4, 2000.

Option Grants in Last Fiscal Year

   The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2001. The options, which were granted under the Company's 1995 Stock Plan, become exercisable over a four year period, at a rate of 2.083% per month, until such options are exercisable in full. Options are subject to the employee's continued employment. The Company did not grant any stock appreciation rights during the fiscal year ended December 31, 2001.

                                                                                Potential Realizable Value at
                                                                                   Assumed Annual Rates of
                                                                                Stock Price Appreciation for
                                                                                       Option Term(2)
-                                                                               ----------------------------
                           Number of
                           Securities Percent of Total
                           Underlying Options Granted   Exercise or
                            Options   to Employees in   Base Price   Expiration
Name                       Granted(#) Fiscal Year (%)  ($/Share)(1)     Date        5%              10%
----                       ---------- -------------    ------------- ----------  ----------      -----------
Patrick J. Sullivan.......    375,000       6.3%       $     20.7500   01/23/11 $4,893,586      $12,401,309
                              375,000       6.3              21.9167   01/30/11  5,168,737       13,098,592
Daniel J. Levangie........    300,000       5.1              20.7500   01/23/11  3,914,869        9,921,047
                              300,000       5.1              21.9167   01/30/11  4,134,988       10,478,873
Robert L. Bowen...........     30,000       0.5              21.9167   01/30/11    413,499        1,047,887
A. Suzanne Meszner-Eltrich    150,000       2.5              21.9167   01/30/11  2,067,494        5,239,436

--------
(1) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account any federal or state tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

Aggregate Option Exercises and Year-End Values

   The following table sets forth certain information with respect to options to purchase the Company's Common Stock granted to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 2001; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2001; and (iv) the value of unexercised options at exercise prices equal to or less than the market value of the Common Stock at December 31, 2001 ("In-the-Money").

                                                    Number of Securities
                                                   Underlying Unexercised   Value of Unexercised, In- the
                             Shares      Value           Options at               Money Options at
                           Acquired on  Realized      December 31, 2001        December 31, 2001($)(2)
Name                       Exercise(#)   ($)(1)   Exercisable/Unexercisable   Exercisable/Unexcersisble
----                       ----------- ---------- ------------------------- -----------------------------
Patrick J. Sullivan.......       --            -- 1,039,143     760,887     $20,462,933     $6,451,026
Daniel J. Levangie........   94,653    $1,629,709   500,924     660,685       7,983,840      5,193,476
Robert L. Bowen...........       --            --    36,876     113,124         234,264        713,235
A. Suzanne Meszner-Eltrich   64,613       923,255    55,759     195,486         730,060      1,784,271

--------
(1) Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2) Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock (adjusted for stock splits) as quoted on The Nasdaq Stock Market on December 31, 2001 of $26.10 per share, multiplied by the number of shares underlying the options, and do not reflect amounts that actually may be received by the Named Executive Officers upon exercise of options.

Compensation Committee Report on Executive Compensation

   During fiscal year 2001, the Compensation Committee was comprised of C. William McDaniel, Sally W. Crawford and William G. Little, none of whom were employees of the Company. In January 2002, William G. Little replaced Mr. McDaniel as Chairman and Walter E. Boomer joined the Compensation Committee. Pursuant to authority delegated by the Board of Directors, the Compensation Committee reviews and determines the compensation of the Company's executive officers and other key employees. The Compensation Committee is also responsible for the administration of the Company's stock ownership plans under which option grants and direct stock issuances may be made to executive officers of the Company.

   Overview and Philosophy. The Company uses its executive compensation program to achieve the following objectives:

  . To provide compensation that attracts, motivates and retains the talented, high caliber executive officers required to achieve the Company's strategic objectives, as determined by the Board of Directors.

  . To align the interest of executive officers with the success of the Company.

  . To align the interest of executive officers with stockholders by including long-term equity incentives.

  . To increase the long-term profitability of the Company and, accordingly, increase stockholder value.

   Compensation under the executive compensation program is comprised of base salary, annual cash incentive bonuses, annual stock (restricted and unrestricted) incentive bonuses and long-term incentive awards in the form of stock option grants. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the achievement of specific predetermined corporate objectives as well as upon each executive officer's individual level of performance. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company's 401(k) Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan, which plans are generally available to all employees of the Company. From time to time, the Compensation Committee reviews executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

   The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 2001 are summarized below. The Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

   Base Salary. Compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of salaries that the Compensation Committee believes are paid to peers with comparable qualifications, experience, responsibilities and performance at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Company's past performance and expectations of future performance, (ii) individual performance and experience
(iii) the executive compensation reports of independent organizations and (iv) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Generally, salary decisions for the Company's executive officers are made after the end of each fiscal year.

   Fiscal 2001 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation. Base salary levels for each of the Company's executive officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

   Bonus Compensation. Bonus compensation for executive officers is based on the Company's achievement of predetermined corporate objectives, individual performance and a comparison of the actual performance of such executive officer against his or her predetermined performance objectives. Bonuses are awarded on an annual basis and are typically paid in cash and stock (restricted and unrestricted) after the end of the fiscal year. Bonus compensation in the form of stock is awarded from the 1995 Stock Plan.

   Long Term Incentive Compensation. The Compensation Committee believes that stock option participation aligns the interests of executive officers with those of the stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain such persons. Long term incentive compensation, in the form of stock options, allows executive officers to share in any appreciation in the value of the Company's Common Stock. The Committee generally grants options that become exercisable over a four year period as a means of encouraging executive officers to remain with the Company and promote its success. In general, the Compensation Committee awards executive officers of the Company stock options with exercise prices equal to the market price of the Common Stock on the date of grant. As a result, executive officers will benefit from these stock option grants only to the extent that the price of the Company's Common Stock increases and the Company's stockholders have also benefited.
   When establishing stock option grant levels, the Compensation Committee considers general corporate performance, individual performance, the executive compensation reports of independent organizations, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

   The Compensation Committee generally grants to executive officers stock option awards at the time they commence employment or are promoted, as well as on an annual basis, consistent with the number of options granted to peers within and outside the industry at similar levels of seniority. In addition, the Compensation Committee may make performance-based awards from time-to-time, as it deems appropriate. In making such performance-based awards, the Compensation Committee considers individual contributions to the Company's financial, operational and strategic objectives.

   Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) Plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

   Chief Executive Officer Compensation. In fiscal year 2001, the Company's President and Chief Executive Officer, Patrick J. Sullivan, received a base salary of $375,000, which represents an increase of $100,000, or 36.4% over his 2000 base salary. The base salary is believed by the Committee to be consistent with the compensation received by executives in similar capacities at companies within the same industry in which the Company operates, as adjusted to reflect the relative size of the Company to such comparable companies. Mr. Sullivan also received bonus compensation for fiscal year 2001 valued at $510,000, of which $439,417 was received in cash and $70,583 was received in unrestricted bonus shares of the Company's Common Stock. In addition, Mr. Sullivan received shares of restricted stock equal to 25% of the unrestricted bonus shares awarded to him for fiscal year 2001, as well as options to purchase up to 750,000 shares of the Company's Common Stock.

   Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m).

                                          Respectfully Submitted by the
                                          Compensation Committee:
                                          C. William McDaniel
                                          Sally W. Crawford
                                          William G. Little

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee during fiscal year 2001 were Ms. Crawford and Messrs. McDaniel and Little. No member of the Compensation Committee was at any time during the past year an officer or employee of the Company (or any of its subsidiaries), was formerly an officer of the Company (or any of its subsidiaries), or had any relationship with the Company requiring disclosure herein.

   During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Compensation of Directors

   In accordance with the compensation program for non-employee directors approved by the Board of Directors in 1999, all non-employee directors are paid for services provided to the Company as set forth below.

                                         Per In-person Per Telephonic
                                 Annual     Meeting       Meeting
                                 ------- ------------- --------------
           Board Meetings
           Chairman of the Board $35,000    $2,000         $1,000
           Directors............ $20,000    $1,000         $  500
           Committee Meetings
           Committee Chair......      --    $  750         $  500
           Committee Members....      --    $  500         $  300

   Patrick Sullivan, the sole employee director of the Company, did not receive any incremental compensation for services rendered as a director.

   The non-employee directors are also eligible to participate in the Company's 2001 Non-Employee Director Stock Plan. Under the 2001 Non-Employee Director Plan, each non-employee director of the Company may be granted stock options, opportunities to make direct purchases of stock and other equity interests in the Company. In addition, each non-employee director is entitled, under the Director Compensation Method Plan, to receive payment of the annual retainer and meeting attendance fees for such calendar year either in cash or in shares of the Company's Common Stock. Alternatively, each non-employee director may elect to defer the payment of the annual retainer and meeting attendance fees. Lastly, each non-employee director is entitled to receive an annual stock award of 1,000 shares of Common Stock.

   Certain non-employee directors also hold options to purchase shares of the Company granted under the Company's 1995 Non-Employee Director Stock Option Plan. As of May 23, 2001, in connection with stockholder approval of the 2001 Non-Employee Director Stock Plan, the 1995 Non-Employee Director Stock Plan terminated with respect to new options thereunder, such that no further options shall be granted under the 1995 Non-Employee Director Stock Plan, but all options previously outstanding thereunder shall remain in full force and effect.

Certain Relationships and Related Transactions

   The Company has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and their affiliates shall be on terms no less favorable to the Company than could be obtained by the Company from unrelated third parties, and shall be approved by a majority of the outside independent and disinterested directors.

Trading Plans of Certain of the Company's Directors, Officers and Employees

   The Company's policy governing transactions in its securities by directors, officers and employees permits such officers, directors and certain other persons to enter into trading plans pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 10b5-1 allows an individual, such as an officer or director of a company, who adopts a written trading plan that satisfies certain requirements at a time when such individual is unaware of material, nonpublic information about the company, to purchase or sell securities of such company in accordance with the terms of such plan even if such purchases and sales occur at a time when such individual is in possession of material, nonpublic information concerning the company. The Company has been advised that Robert L. Bowen, Sally W. Crawford, Daniel J. Levangie, James Linder, M.D., A. Suzanne Meszner-Eltrich and Patrick J. Sullivan have entered into trading plans providing for the purchase or sale of the Company's securities in accordance with Rule 10b5-1 and the Company's policy governing transactions in its securities. The Company anticipates that, as permitted by Rule 10b5-1 and such policy, other of the Company's officers, directors and employees will establish Rule 10b5-1 trading plans in the future.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the percentage change in the cumulative total Stockholder return on the Company's Common Stock during the period from December 31, 1996, the last trading day before the Company's 1997 fiscal year through December 31, 2001, with the cumulative total return of the Nasdaq Market Index--U.S. Companies ("Nasdaq Market--U.S. Cos.") and the Laboratory Analytical Instruments (SIC Code 3826) Index ("LAI Index"). The comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes any dividends were reinvested.

                Comparison of Cumulative Total Return/(1)(2) /


                                    [CHART]



               Cytyc Corporation    LAI Index     Nasdaq Market-U.S. Cos.
               -----------------    ---------     -----------------------
12/31/96            100.00           100.00             100.00
12/31/97             92.13           118.63             122.32
12/31/98             95.37           148.98             172.52
12/31/99            226.16           241.03             304.29
12/31/00            463.43           378.77             191.25
12/31/01            580.58           222.76             152.46




(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                  PROPOSAL 2

                     RATIFICATION OF SELECTION OF AUDITORS

   Subject to ratification by the stockholders, the Audit Committee has recommended and the Board of Directors has selected the firm of Arthur Andersen LLP ("Arthur Andersen"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2002. Arthur Andersen has served as the Company's independent auditors since 1987. If ratification of this selection of auditors is not approved by a majority of shares voting on the matter, the Board of Directors will reconsider its selection of Arthur Andersen.

   In light of recent, well-publicized events involving Arthur Andersen, including its recent indictment, the Board of Directors and the Audit Committee will continue to closely monitor the Company's engagement of Arthur Andersen and other developments relating to that firm. The Board of Directors and the Audit Committee may, at any time, direct the Company to engage another firm as its independent accountants if it is believed that such a change would be in the best interest of the Company.

   Representatives of Arthur Andersen are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from the Company's stockholders.

   Below are descriptions relating to the audit and non-audit services performed by Arthur Andersen during fiscal year 2001 and the fees associated with such services.

Audit Fees

   The aggregate fees billed by Arthur Andersen for professional services relating to the audit of the Company's annual financial statements for 2001 and the reviews of the financial statements included in the Company's quarterly reports for 2001 were approximately $173,500.

Financial Information Systems Design and Implementation Fees

   Arthur Andersen did not provide any services related to financial information systems design and implementation during 2001.

All Other Fees

   Arthur Andersen billed the Company an aggregate of approximately $392,977 for all other services rendered to the Company for the fiscal year ended December 31, 2001, which services primarily related to the following:

  . Non-financial statement audit services such as due diligence procedures associated with acquisitions and assistance with regulatory filings; and

  .   Consulting relating to tax planning and compliance.

   The Audit Committee typically meets with Arthur Andersen throughout the year and reviews both audit and non-audit services performed by Arthur Andersen as well as fees charged by Arthur Andersen for such services. In engaging Arthur Andersen for the services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining Arthur Andersen's independence.

Report of Audit Committee of the Board of Directors

   The Audit Committee is currently comprised of Marc C. Breslawsky, Walter E. Boomer, Sally W. Crawford and Anna S. Richo, and Mr. Breslawsky serves as Chairman. Alfred J. Battaglia served as Chairman of the Audit

Committee from March 2000 until his death in October 2001 and C. William McDaniel served, on an interim basis, as Chairman of the Audit Committee from October 2001 until January 2002. Mr. Breslawsky joined the Audit Committee in January 2002.

   None of the current members of the Audit Committee are employees of the Company and, aside from being directors of the Company, each is otherwise independent of the Company (as independence is defined in the listing standards of The Nasdaq National Market). That is, none of the members of the Audit Committee has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement in carrying out his or her responsibilities as a director.

   The Audit Committee oversees the accounting and financial functions of the Company and periodically meets with the Company's management and independent auditors to review financial and accounting controls and quarterly and annual financial reports. A written charter setting out the functions the Audit Committee is to perform was adopted by the Board of Directors in May 2000 and amended in April 2001. A copy of the Audit Committee current charter is attached to this Proxy Statement as Appendix A. Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, including the Company's system of internal controls.

   The Audit Committee met 5 times during 2001, and regularly meets privately with Arthur Andersen LLP, the Company's independent accountants, who have unrestricted access to the Audit Committee. The Audit Committee also recommends to the Board of Directors the appointment of the independent accountants and periodically reviews their performance and independence.

   The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2001, and has discussed them with both management and the Company's independent accountants.

   The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. Arthur Andersen LLP has provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the Audit Committee that firm's independence.

   Based on the review and discussions described above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          Respectfully Submitted by the
                                          Audit Committee:
                                          C. William McDaniel
                                          Walter E. Boomer
                                          Sally W. Crawford
                                          Anna S. Richo

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                 VOTE "FOR" THE RATIFICATION OF THIS SELECTION

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and holders of more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the period ended December 31, 2001, the Company believes that all Reporting Persons complied with Section 16(a) filing requirements in the period ended December 31, 2001.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at the Annual Meeting for the fiscal year ended December 31, 2002 must be received by the Secretary of the Company, no later than December 12, 2002 at the Company's principal executive offices in order to be included in the Company's proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

   The Company's by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in the Company's proxy statement for that meeting. Written notice of such stockholder proposals for the next annual meeting of the Company must be received by the Secretary of the Company at the Company's principal executive offices not later than December 12, 2002 and must not have been received earlier than November 12, 2002 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action.

                           EXPENSES AND SOLICITATION

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

Boxborough, Massachusetts
April 15, 2002

                                                                     Appendix A

                               CYTYC CORPORATION
                            Audit Committee Charter

A.  PURPOSE AND SCOPE

   The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the audited financial statements of the Corporation and (ii) the Corporation's internal financial and accounting controls.

B.  COMPOSITION

   The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

   All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

   The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.  RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Committee shall:

  Document Review

    1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

    2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K.

    3. The Committee shall meet quarterly with representatives of management and the independent accounting firm to review the interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

  Independent Accounting Firm

    4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

    5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

    6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

    7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

    8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

Financial Reporting Processes

    9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

  Compliance

   10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

  Reporting

   11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                      A-2